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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-92350) pertaining to the Stock Option Plan for Nonemployee Directors and the 1990 Restated Stock Option Plan of InControl, Inc. of our report dated January 29, 1998, with respect to the consolidated financial statements of InControl, Inc. included in the Annual Report (Form 10-K/A) for the year ended December 31, 1997.



                                                          /s/  Ernst & Young LLP


Seattle, Washington
July 1, 1998